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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-77603 and 333-38004), and Form S-8 (File Nos. 333-26813, 333-26823, 333-26831, 33-46519, 33-49956, 33-51851, 33-57553,
333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719 and 33-52100)
of El Paso Corporation of our report dated March 22, 2001 relating to the supplemental combined financial statements and the supplemental combined financial statement schedule which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP

Houston, Texas
March 23, 2001